                                                       Rule 424(b)(3) and (c)
                                             Registration File No.: 333-06793

------------------------------------------------------------------------------
                          PROSPECTUS SUPPLEMENT NO. 6
                            dated January 27, 1997
                      (To Prospectus dated July 18, 1996)
------------------------------------------------------------------------------


                            SFX BROADCASTING, INC.



     This Prospectus Supplement supplements the Prospectus dated July 18, 1996 (the "Prospectus") by SFX Broadcasting, Inc. ("SFX") relating to the resale by certain securityholders of SFX of certain shares of Series D Cumulative Convertible Exchangeable Preferred Stock (the "Series D Preferred Stock") of SFX, upon the terms and subject to the conditions set forth in the Prospectus.


     This Prospectus Supplement should be read in conjunction with the Prospectus, and this Prospectus Supplement is qualified by reference to the Prospectus except to the extent that the information herein contained supersedes the information contained in the Prospectus.





           The date of this Prospectus Supplement is January 27, 1997

     This Prospecus Supplement No. 6 dated January 27, 1997 hereby further amends the Prospectus dated July 18, 1996, Prospectus Supplement No. 1 dated October 1, 1996, Prospectus Supplement No. 2 dated October 18, 1996, Prospectus Supplement No. 3 dated November 7, 1996, Prospectus Supplement No. 4 dated November 22, 1996 and Prospectus Supplement No. 5 dated December 17, 1996 as follows:

     The section of the Prospectus entitled "Selling Securityholders" is hereby amended by adding the following table:

                             BENEFICIAL OWNERSHIP                          BENEFICIAL OWNERSHIP
                              ON THE DATE HEREOF                                AFTER SALE*
                          --------------------------       NUMBER OF      -----------------------
                          NUMBER OF       PERCENT OF      SHARES TO       NUMBER OF       PERCENT
    NAME                   SHARES           CLASS         BE OFFERED        SHARES         CLASS
    ----                  ---------       ----------      ----------      ----------      -------
Smith Barney, Inc.          25,000            **             25,000            0              **

-------------------


* Assumes the sale of all shares of the Series D Preferred Stock being offered by the Registration Statement of which the Prospectus is a part.

** Less than 1%.


     The Series D Preferred Stock is exchangeable for Exchange Notes and convertible into SFX Class A Common Stock as described in the Prospectus. The foregoing chart assumes no such conversion or exchange.

     No other change or amendment is made hereby.